UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 24, 2018

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

a)
On May 24, 2018, the Company, with the approval of the Audit Committee of the Board of Directors (the “Audit Committee”), dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process, which included EY, in which the Audit Committee of the Company’s Board of Directors conducted a comprehensive, competitive process to select an independent registered public accounting firm.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2016 and through the interim period through May 24, 2018, the Company has not had any disagreement with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. EY’s audit reports on the Company’s financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. EY’s audit report on the Company’s internal control over financial reporting as of December 31, 2016 contained an adverse opinion as a result of material weaknesses in internal control over financial reporting. During the Company’s two most recent fiscal years ended December 31, 2017 and 2016 and through the interim period through May 24, 2018, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except to note, for the year ended December 31, 2016 and during the quarterly periods in 2017, management identified material weakness in five areas of its internal controls: inadequate training of personnel, inadequate documentation of and ineffective accounting policies, ineffective management review and monitoring controls, ineffective contract review procedures, and ineffective procure-to-pay procedures. As disclosed in Item 9A of the Company’s annual report on Form 10-K for the year ended December 31, 2017, management implemented remediation plans to strengthen the Company’s internal control over financial reporting and addressed the material weaknesses that were identified in 2016, and based on its assessment, concluded that the material weaknesses had been remedied as of December 31, 2017.
The Company provided EY with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EY furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01. A copy of EY’s letter, dated May 31, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

b)
On May 24, 2018, the Company, with the approval of the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm for its fiscal year ending December 31, 2018.

During the Company’s two most recent fiscal years and through the interim period through May 24, 2018, neither the Company nor anyone on its behalf consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by PwC to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01. Financial Statements and Exhibits.
d. Exhibits

Exhibit Number	Description
16.1	Letter of EY dated May 31, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 31, 2018

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary